Exhibit 1(x) under Form N-1A
                                          Exhibit 3(i) under Item 601/Reg. S-K

                          INDEPENDENCE ONE MUTUAL FUNDS
                                Amendment No. 10
                                       to
                              DECLARATION OF TRUST
                              dated January 9, 1989

      This Declaration of Trust is amended as follows:

     A. Revise Section 5 of Article III of the Declaration of Trust to read as set forth on January 9, 1989; and then

     B. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

            "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as

               Independence One Equity Plus Fund
               Independence One Fixed Income Fund
               Independence One International Equity Fund
               Independence One Michigan Municipal Bond Fund Independence One Michigan Municipal Cash Fund
                  Investment Shares
                  Trust Shares
               Independence One Prime Money Market Fund
                  Class A Shares
                  Class B Shares
               Independence One Small Cap Fund
               Independence One U.S. Government Securities Fund
                  Investment Shares
                  Trust Shares, and
               Independence One U.S. Treasury Money Market Fund"

      The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on March 4, 1998.
      WITNESS the due execution hereof this 4th day of March, 1998.

/s/ Robert E. Baker                       /s/ Harry J. Nederlander
Robert E Baker                            Harry J. Nederlander

/s/ Harold Berry                          /s/ Thomas S. Wilson
Harold Berry                              Thomas S. Wilson